SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

CBM BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	001-38680	83-1095537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 East Joppa Road, Baltimore, MD 21234

(Address of Principal Executive Offices)

(410) 665-7600

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock (par value $0.01 per share)	CBMB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Approval of the 2019 Equity Stock Incentive Plan

On May 14, 2019, the stockholders of CBM Bancorp, Inc. ( the “Company” or “CBM”) approved the Company’s 2019 Equity Incentive Plan to provide officers, employees and directors of CBM and Chesapeake Bank of Maryland (the“Bank”) with additional incentives to promote the growth and performance of CBM and the Bank. The Board of Directors and the Compensation Committee believe that the 2019 Equity Incentive Plan is in the best interests of CBM and its stockholders as the 2019 Equity Incentive Plan will provide the Bank with the ability to retain and reward and, to the extent necessary, attract and incentivize its employees, officers and directors to promote growth, improve performance and further align their interests with those of CBM’s stockholders through the ownership of additional Common Stock of CBM.

Many companies that we compete with for directors and management-level and other senior employees are public companies that offer equity compensation as part of their overall director and executive compensation programs. By approving the 2019 Equity Incentive Plan at the 2019 Annual Meeting of Stockholders (see Item 5.07), our stockholders have provided the flexibility we need to continue to attract and retain highly qualified officers, employees and directors by offering a competitive compensation program including a portion of compensation that is linked to the performance of our Common Stock. In addition, the 2019 Equity Incentive Plan is intended to further align the interests of our directors and management with the interests of our stockholders by potentially increasing the ownership interests of directors and officers in the Common Stock of CBM.

We completed our reorganization and stock offering on September 27, 2018, raising approximately $42.3 million in gross proceeds. A substantial majority of financial institutions that complete a mutual-to-stock reorganizations have adopted an equity-based incentive plan following the transaction. Our prospectus made clear our intent to adopt an equity incentive plan and described the regulatory requirements potentially applicable to a plan. Our prospectus also included the pro forma effect of awards which may be granted under an equity incentive plan.

Highlights of the 2019 Equity Incentive Plan

•

Share Reserve and Terms Consistent with Industry Standards. In determining the size and terms of the 2019 Equity Incentive Plan, the Board of Directors and Compensation Committee considered a number of factors, including: (1) industry practices related to the adoption of equity-incentive plans by financial institutions following mutual holding company reorganization or a mutual-to-stock conversion; and (2) applicable regulations related to the adoption of equity-incentive plans by converted financial institutions. The maximum number of shares of Common Stock that may delivered pursuant to the exercise of stock options is 10% of the number of shares of Common Stock issued in the reorganization and stock offering (a maximum of 423,200 shares to be subject to stock options) and the maximum number of shares of Common Stock that may be issued as restricted stock is 4.0% of the number of shares of Common Stock issued in the reorganization and stock offering (a maximum of 169,280 shares of restricted stock).

•

Minimum Vesting Periods for Awards. Except in the event of death or disability of a participant or upon a change in control, the 2019 Equity Incentive Plan requires a minimum vesting rate for awards of 20% per year, with the first installment vesting on the one-year anniversary of the date of grant.

•

Limits on Grants to Directors. Each non-employee director who is in the service of CBM immediately following the 2019 Meeting of Stockholders will automatically be granted 21,160 stock options, which represents approximately 5.0% of the maximum number of stock options available for grant, and each non-employee director will automatically be granted 8,464 restricted stock awards, which represents approximately 5.0% of the maximum number of restricted stock awards available for grant.

•

Limits on Grants to Employees. The maximum number of shares of Common Stock that may be delivered to any one employee pursuant to the exercise of stock options and pursuant to restricted stock awards is 25% of the shares available for grant or award, respectively, under the 2019 Equity Incentive Plan.

•

Share Counting. The 2019 Equity Incentive Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant, while shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grant.

•

No Cash-Out or Repricing of Underwater Options. The 2019 Equity Incentive Plan prohibits repricing of stock options, and there will not be any exchange of underwater options for cash or shares without stockholder approval.

•

Awards Subject to Clawback. Awards granted under the 2019 Equity Incentive Plan are subject to recoupment by the Company if the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws or the forfeiture provisions of the Sarbanes-Oxley Act of 2002. Awards may also be subject to recoupment under any other policy adopted by the Company from time to time

•

Market Purchases of CBM Common Stock to Fund Restricted Stock Awards. As described under Item 8.01 below, it is CBM’s present intention to fund the Restricted Stock Awards through open-market purchases of its Common Stock, which will avoid any dilution to current stockholders. Such purchases may be made during the first year following CBM’s reorganization and stock offering after written notice is made to the Board of Governors of the Federal Reserve System. CBM may also elect in the future to purchase Common Stock in the open-market for delivery upon the exercise of Stock Option Awards, which will avoid dilution of then current stockholders.

For further information regarding the key terms of the 2019 Equity Incentive Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2019. The information included herein relating to the 2019 Equity Incentive Plan is qualified in its entirety by reference to the actual terms of the 2019 Equity Incentive Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders, held on May 14, 2019, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for fiscal 2019 was ratified; and the Company’s 2019 Equity Incentive Plan was approved.

The Inspector of Election reported the vote of stockholders at the Annual Meeting as follows:

PROPOSAL 1: Election of Directors

NAME	FOR	WITHHELD
Gail E. Smith	2,543,907	126,470
William W. Witty, Jr.	2,543,581	126,796

In addition, there were 1,338,818 broker non-votes for each nominee.

PROPOSAL 2: Ratify Appointment of Dixon Hughes Goodman LLP

FOR	AGAINST	ABSTAIN
3,887,362	120,593	1,240

PROPOSAL 3: Approval of the Company’s 2019 Equity Incentive Plan

FOR	AGAINST	ABSTAIN
2,432,364	200,138	37,875

In addition, there were 1,338,818 broker non-votes.

Item 8.01	Other Events

On May 14, 2019, the Board of Directors authorized a stock repurchase plan to fund the Restricted Stock Awards under the 2019 Equity Incentive Plan. The repurchase plan was adopted in accordance with guidelines specified in Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and the Company’s Insider Trading Policy.

In accordance with Rule 10b5-1, the Company will have no discretion over the repurchase of Common Stock which will be administered through an independent broker. Stock repurchases also will be subject to the required manner, timing, price and volume conditions under Rule 10b-18.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

10.1	CBM Bancorp, Inc. 2019 Equity Incentive Plan.

10.2	Form of Non-Qualified Stock Option Award Agreement for Non-Employee Director

10.3	Form of Restricted Stock Award Agreement for Non-Employee Director

10.4	Form of Restricted Stock Award Agreement for Officers and Employees

10.5	Form of Incentive Stock Option Agreement for Officers and Employees

10.6	Form of Non-Qualified Stock Option Agreement for Officers and Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CBM BANCORP, INC.

DATE: May 20, 2019	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President and Chief Executive Officer

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